UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Intevac, Inc.

(Name of Registrant as Specified In Its Charter)

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Intevac, Inc.
3560 Basset Street
Santa Clara, California 95054
(408) 986-9888

SUPPLEMENT
TO
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held on May 15, 2007

The date of this Supplement is May 4, 2007.

On April 16, 2007, Intevac, Inc. (the “Company”) filed a definitive Proxy Statement relating to the Company’s 2007 Annual Meeting of Shareholders. The Annual Meeting is scheduled for May 15, 2007 at 9:00 AM at the Company’s offices in Santa Clara, California. As previously disclosed, the record date for determining shareholders entitled to vote at the Annual Meeting is the close of business on March 22, 2007. This Supplement amends and supplements the Proxy Statement to change information regarding Proposal 2, the reincorporation of Intevac from California to Delaware.

Proposal 2 being voted on at the 2007 Annual Meeting of Shareholders is the approval of the reincorporation of Intevac from California to Delaware. After discussing the proposal, and the proposed charter documents that will govern the Company as a Delaware corporation, with shareholders and institutional shareholder advisors, the Company has decided to make changes in the proposed charter documents. These changes are as follows:

1. Electing for Intevac not to be governed by Section 203 of the Delaware General Corporation Law (“DGCL”).

Under Section 203 of the DGCL, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested shareholder” for three years following the date that that person or entity becomes an interested shareholder, subject to certain exceptions. Delaware law permits a corporation to elect in its certificate of incorporation not to be governed by Section 203. California law does not have a section similar to Section 203, although it does have different provisions that may limit a corporation’s ability to engage in certain business combinations.

If the Company as a Delaware corporation were subject to Section 203, the Board of Directors would have the power to reject a proposed business combination in certain circumstances, even though a potential acquiror might offer a substantial premium for the Company’s shares over the then-current market price. In addition, Section 203 could also discourage potential acquirors who are unwilling to comply with its provisions from even approaching the Company, which could have negative effects for the Company’s stockholders.

In the original Proxy Statement, the Company proposed not to affirmatively deviate from the default provisions of Delaware law and the structures of mainstream Delaware corporations in this respect. Accordingly, the Company’s proposed Delaware certificate of incorporation did not include a provision electing not to be governed by Section 203. After discussions with shareholders and institutional shareholder advisors, however, the Company has now decided to reverse this position and to revise the proposed Delaware certificate of incorporation to provide that the Company will not be governed by Section 203 of the DGCL. As a result, the Company will not be able to invoke Section 203 in responding to proposals by “interested stockholders.”

2. Limiting the ability of the Company’s Board of Directors to change its own size to a range of 5 to 9 directors.

California law provides that the number of directors of a corporation may be fixed in the corporation’s articles of incorporation or bylaws, or a range may be established for the number of directors, with the board itself given authority to fix the exact number of directors within such range. Delaware law provides that, unless a corporation’s certificate of incorporation fixes the number of directors, the number shall be fixed by, or in the manner provided in, the corporation’s bylaws, thus giving the board the power to determine its own size. If, however, the certificate of incorporation fixes the number of directors, a change in the number may be made only by amendment of the certificate of incorporation.

Currently, the Company’s California bylaws specify a range of five to nine for the number of directors and authorize the Board to fix the exact number of directors within that range by resolution or unanimous written consent.

As above, in the original Proxy Statement, the Company proposed not to affirmatively deviate from the default provisions of Delaware law and the structures of mainstream Delaware corporations in this respect. Accordingly, the Company proposed not to place limits on the Board’s ability to determine its own size without stockholder approval. After discussions with shareholders and institutional shareholder advisors, however, the Company has now decided to reverse this position and to revise the proposed Delaware certificate of incorporation to provide that the Board can determine the exact number of directors on its own only within the range of five to nine directors.

3. Eliminating the ability of the Company’s Board of Directors to fill a vacancy on the Board created by the removal of a director by stockholder vote.

Under California law, any vacancy on a corporation’s board of directors, other than one created by removal of a director, may be filled by the board itself. Under Delaware law, any vacancy or newly created directorship may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, unless otherwise provided in the corporation’s certificate of incorporation or bylaws. Thus, under Delaware law, unless a corporation provides otherwise, the board may fill even a vacancy created by removal of a director by stockholder vote.

In the original Proxy Statement, the Company proposed not to affirmatively deviate from the structures of mainstream Delaware corporations with respect to limiting the power of the Board to fill vacancies after the removal of a director. Accordingly, the Company proposed not to prohibit the Board from filling vacancies created by the removal of a director by a stockholder vote.

After discussions with shareholders and institutional shareholder advisors, however, the Company has now decided to reverse this position and to revise the proposed Delaware certificate of incorporation to provide that the Board cannot fill a vacancy on the Board created by the removal of a director by a stockholder vote, to the extent such a limitation is permitted by Delaware law.

The Company’s Board of Directors recommends that you vote “FOR” the reincorporation, as proposed with the changes described above.

A copy of this Supplement to the Proxy Statement was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated May 4, 2007, and filed with the SEC on May 4, 2007. Copies of the revised proposed certificate of incorporation and bylaws for Intevac as a Delaware corporation were filed as Exhibits 99.2 and 99.3, respectively, to such Form 8-K and are incorporated herein by reference. In addition, for your convenience, a copy of the revised Delaware certificate of incorporation is attached as Appendix A and excepts from the Delaware bylaws setting forth the changed sections are attached as Appendix B.

For your convenience in voting, an additional proxy card has been enclosed with this Supplement. If you have not already voted, please sign, date and return the enclosed proxy card as soon as possible, so that your shares may be represented at the meeting. You may also vote by telephone by calling 1-800-652-VOTE (8683) or by Internet at www.investorvote.com. Please see the original Proxy Statement and the instructions on the enclosed proxy card for additional information concerning voting.

If you have already voted and do not wish to change your vote, you do not have to vote again.

2

APPENDIX A

CERTIFICATE OF INCORPORATION

INTEVAC, INC.

ARTICLE I

The name of the corporation is Intevac, Inc.

ARTICLE II

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE III

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The name and mailing address of the incorporator are as follows:

Charles B. Eddy III
Intevac, Inc.
3560 Bassett Street
Santa Clara, California 95054

ARTICLE V

The total number of shares of stock that the corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, $0.001 par value per share, and Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value per share.

The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is authorized to determine the designation and to fix the number of shares of any series of the undesignated Preferred Stock, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, including provisions with respect to dividends, liquidation, conversion, full, limited, or no voting powers, redemption and other rights. Within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such series of the undesignated Preferred Stock, the Board of Directors is further authorized to increase or decrease (but not below the number of shares of that series then outstanding) the number of shares of that series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE VI

The number of directors that constitutes the entire Board of Directors shall be no less than five (5) nor more than nine (9), the exact number of directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors.

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VIII

The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE IX

Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the president of the corporation, the chairman of the Board of Directors or a majority of the authorized number of directors or by the holders of shares entitled to cast not less than ten percent of the votes at the meeting, but such special meetings may not be called by any other person or persons. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with this Certificate of Incorporation or the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent.

ARTICLE X

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended.

The corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it currently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any action, suit or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Except as provided in Article X above, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII

Pursuant to DGCL Section 203(b)(1), the corporation shall not be governed by the provisions of DGCL Section 203.

* * *

I, the undersigned, as the sole incorporator of the corporation, have signed this Certificate of Incorporation on           , 2007.

Charles B. Eddy III
Incorporator

APPENDIX B

EXCERPTS FROM

BYLAWS OF INTEVAC, INC. (a Delaware corporation)

The following sections of the proposed Bylaws of Intevac, Inc., a Delaware corporation, have been revised from the corresponding sections contained in the form of proposed Bylaws attached to the definitive Proxy Statement of Intevac, Inc., a California corporation, relating to its 2007 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 16, 2007 and subsequently distributed to all stockholders. All sections not set forth below remain unchanged from the previous form.

* * *

3.2  Number of Directors

The Board shall consist of one or more members, each of whom shall be a natural person. The number of directors shall be determined from time to time by resolution of the Board, within the range set forth in the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

* * *

3.4  Resignation and Vacancies

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board effective at a future date, a majority of the directors then in office, including those who are resigning, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

B-1